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                                                                   EXHIBIT 10.22

[HSBC LOGO]

PRIVATE AND CONFIDENTIAL

Mr Alain Ray
Financial Director                                               16 January 2003
Novel Garments (Mauritius) Ltd
5-7, R [ILLEGIBLE] Street
P.O Box 814
PORT LOUIS

Dear Alain

BANKING FACILITY
ACCOUNT NO: 001-487404

With reference to our facility offer letter dated 30 July 2001 and our recent discussions, we are pleased to advise that we are prepared to renew the under mentioned banking facilities (the "Facilities") subject to the specific terms and conditions outlined herein. The Facilities are subject to our overriding right of withdrawal at any time and/or repayment upon demand including the right to call for cash cover on demand for prospective and contingent liabilities, if any. The Facilities are further subject to our review at any time and in any event by June 2003.

Lender   :        The Hongkong and Shanghi Banking Corporation Limited,
                  Mauritius (the "Bank")

Borrower :        Novel Garments (Mauritius) Ltd
                  (the "Borrower")

1) FACILITIES

(Denominated in Mauritian Rupees Thousands - MUR000's or US Dollars Thousands - USD000's, unless otherwise stated)

                                             PREVIOUS LIMITS       NEW LIMITS
                                             ---------------       ----------
IMPORT LINE

Documentary Credits to your suppliers          MUR10,000            MUR10,000
and bills drawn at sight in Mauritian
Rupees or Foreign Currency

Within which Deferred Payment Credits for up to 120 days or goods under your control

or Clean Import Loans for up to               (MUR10,000)           MUR10,000
120 days.

OVERDRAFT  NO. 1                              MUR150,000            MUR60,000

OVERDRAFT  NO. 2                              Nil                    USD3,000

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
P.O. Box 50, Port-Louis, Mauritius
Tel: 208-1801 & 208-3161
Fax: 210-3400 & 210 0422
www.hsbc.co.[ILLEGIBLE]
e-mail:[ILLEGIBLE]

Incorporated in the Hong Kong SAR with limited liability

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2) TERMS AND CONDITIONS

IMPORT LINE

Interest on bills drawn in Mauridan Rupees is being charged at BLR which is currently 9.5% per annum, subject to fluctuation at our discretion and payable to the debit of your current account with the Bank.

This limit may be used to import raw materials for production and/or sale incurred in the normal course of business. This line may not be used for the import of capital equipment or goods not related to the normal course of business.

Please note that the total period financed under this import line should not exceed 120 days.

OVERDRAFT NO. 1

Interest on the overdraft facility will be charged on daily balances at the Bank's Mauritian Rupees BLR ("BLR") which is currently 9.5% per annum, subject to fluctuation at the Bank's sole discretion and payable monthly in arrears to the debit of your current account with us, up to actual payment (as well after as before judgment if any).

These facilities may only be used to finance the working capital of the Borrower. This facility may not be used to finance the purchase of land, capital expenditure, investment holdings or related party credit.

OVERDRAFT NO. 2

Interest on the overdraft facility will be charged on daily balances at 0.75% p.a. over the foreign currency BLR ("PCY BLR"), subject to fluctuation at the Bank's sole discretion and payable monthly in arrears to the debit of your current account with us, up to actual payment (as well after as before judgment if any).

These facilities may be only be used to finance the working capital of the Borrower. This facility may not be used to finance the purchase of land, capital expenditure, investment holdings or related party credit.

3) SECURITY

As security for the facilities, we hold:-

- Insurance cover from Mauritian Union Assurance for MUR1.032m assigned in favour of HSBC and MCB, expiring on 31 March 2003, via policy FR1800026043 (re: bldg, plant, stock, furniture).

- Floating charge for MUR4m on company's movable and immovable assets ranking pari-passu with MCB Ltd, registered on 25 July 1991 in Volume CH290 No. 20, and renewed on 15 June 2001 in Volume CH2629 No. 77.

- Floating charge for MUR9m on company's movable and immovable assets ranking pari-passu with MCB Ltd, registered on 29 November 1994 in Volume CH104 No. 25.

- Floating charge for MUR13.5m on company's movable and immovable assets ranking pari-passu with MCB Ltd, registered on 13 October 1995 in Volume CH1282 No. 23.

- Floating charge for MUR22.5m on company's movable and immovable assets ranking pari-passu with MCB Ltd, registered on 19 December 1996 in Volume CH1514 No. 01.

- Floating charge for MUR51m on company's movable and immovable assets ranking pari-passu with MCB Ltd, registered on 09 October 1998 in Volume CH1983 No. 26.

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-        Floating charge for MUR50m on company's movable and immovable assets ranking pari-passu with MCB Ltd, registered on 02 November 2000 in Volume CH2482 No.28.

To be detained:

- Corporate Guarantee of Novel Denim Holdings Ltd for MUR160m (or equivalent in USD) covering total facilities.

4) CONDITIONS PRECEDENT

The availability of the Facility shall be conditional upon the receipt of the following documents in form and content to the satisfaction of the Bank:

         a. A copy of this letter of Offer duly signed by the Company's authorised signatories.

         b. Any other Conditions Precedent documents as may be required from time to time by the Bank.

         c.       Completion and execution of all Security Documentation.

5) COVENANTS

-        Gearing ratio should not exceed 1.5 :1.

-        No dividends should be paid without the Bank's prior consent.

The right to withdrawal and repayment on demand is not affected in any form by these Covenants. Specifically, any such right of demand, shall not require the event of one of the above Covenants to be broken to constitute an act of default. This right shall remain at the sole discretion of the Bank. In the eventually there is a breach of covenant the Bank reserves the right to levy a penalty of MUR5,000 in a addition to retaining its right of demand.

6) REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Bank that:-

i) it is duly incorporated and validly existing under the Laws of Mauritius and has power to execute, deliver and perform its obligations under the facility,

ii) all necessary action has been taken to authorize the execution, delivery and performance of this Letter of Offer,

iii) no limitation on its powers to borrow will be exceeded as a result of its acceptance of this Letter of Offer and

iv) this Letter of Offer constitutes valid and legally binding obligations of the Borrower enforceable in accordance with its terms.

v) the exception, delivery and performance of this Letter of Offer will not:

         - contravene any existing law, regulation of authorization to which the Borrower is subject,

         - result in any breach of or default under any agreement or other instrument to which it is a party or is subject or contravene any provision of its Memorandum and Articles of Associates;

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vi)      no material litigation, arbitration or administrative proceeding is pending or, threatened against it or any of its assets;

vii) no event or circumstance which constitutes or which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing;

UNDERTAKINGS

The Borrower undertakes with the Bank that as long as any monies are owing under the Facility:-

a)       it will immediately inform the Bank of any Event of Default;

b) it will provide the Bank within six months after the close of each financial year, copies of the audited consolidated balance sheet, cash flow, profit and loan account of the Borrower;

c) it will provide the Bank with such financial and other information concerning its affairs as the Bank may from time to time reasonably require; and

         without prejudice to our overriding right of withdrawal and repayment on demand (including the right to call for cash cover on demand for prospective and contingent liabilities, if any), please note that the Facilities granted herein are subject to the following further conditions:

         a) You shall not without the prior written consent of the Bank substantially alter the nature of your business and amend or alter any of the provisions in your Memorandum and Articles of Association relating to your borrowing powers and principal business activities.

         b) You shall not without the prior written consent of the Bank substantially or materially change the beneficial ownership of the Borrower.

         c) If there is at any time in our sole opinion any material adverse change in the affairs of the Borrower, we shall have the right to demand for any additional security as we may require and/or to increase the pricing of the Facilities.

         d) You hereby authorise us to disclose to, and/or discuss with, without limitation details of your facilities with us to any of our group members and branches.

         e) The Borrower will insure all assets, including new assets, with an insurance Borrower, which is on Bank's approved list of insurance companies.

INDEMNITY

The Borrower will, as a continuing obligation, make payment to the Bank on its first demand at any time and from time to time, by way of a full indemnity, any expenses, costs, losses, damages or liabilities (as to the amount of which the Bank's certificate shall, in the absence of [ILLEGIBLE] error, be conclusive) which the Bank may [ILLEGIBLE], directly or indirectly, as a consequence of the occurrence of any Event of Default referred to below or any event which, with the giving of notice and/or the lapse of time and/or the relevant determination, would constitute such an Event of Default, or of any failure to borrow on the date of drawing, or of any prepayment under this Letter of Offer.

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[ILLEGIBLE]

If, at any time, it shall become unlawful for the Bank to make or extend the Facility or any part thereof, then the Bank shall not be obliged to extend the Facility and if the Facility has been drawdown, then the Bank shall require the Borrower to repay the outstanding loan together with all accrued interests immediately upon demand notwithstanding that the Facility is not due for repayment.

(7) OTHER CONDITIONS

DEFAULT INTEREST

Any amount which is overdue or overdrawn (as well as any amount demanded and not paid) will bear interest at such rate charged by the Bank from time to time on unauthorized overdrafts or at any other rates deemed appropriate by the Bank (payable both before and after any demand for judgement). This currently stands at 7% above current pricing and will apply automatically upon default without the need for the Bank to put the 'Company on [ILLEGIBLE]'.

INCREASED COSTS

If the effect of any, or change in any, law or regulation is to impose, modify or deem applicable any capital adequacy, liquidity or reserve requirement or require the making of any special deposite against or in respect of any asset or liability of deposits with or for the account of, or loans by the Bank, or increase the cost to the Bank of advancing, maintaining or funding the Facility or to reduce the effective return to the Bank, we reserve the right to require payment on demand of such amounts as we consider necessary to compensate the Bank therefore.

EXPENSES

All cost and expenses (including legal, Borrower searches, registrations, stamp duties or otherwise) incurred by the Bank for the Establishment of the Facilities and the Security Documentation will be for your account. In addition, if for any reason after acceptance of this letter of offer the Security Documentation is not completed to our satisfaction or the Facilities are not put in place or aborted or cancelled for whatever reason, you shall neverthless be responsible for all costs and expenses (legal or otherwise) incurred by the Bank.

You shall also fully indemnify the Bank for all costs and expenses (legal or otherwise) incurred for the enforcement of the Bank's rights under the Facilities or this letter, including but not limited to Attorney-set-Law's commission not exceeding 10%, costs and expenses incurred to recover the outstanding debt and to enforce the Security.

We shall debit such costs and expenses to your account maintained with the Bank.

TAX GROW UP

All payments by the Borrower/guarantor shall be made to the Bank without any set-off, counter-claim, withholding or condition of any kind except that if the Borrower/guarantor is compelled by Law to make such withholding, the sum payable by the Borrower/guarantor shall be increased so that the amount actually received by the Bank is the amount it would have if there had been no withholding.

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RIGHT OF SET-OFF

In addition to any agreed lien, we are entitled without any notice to you to settle any of your indebtedness to the Bank herein whether such liabilities be actual or contingent, primary or collateral and several or join by transferring moneys from any credit balance in which you are entitled on any account with us whether in Mauritius or anywhere in the world, notwithstanding that the balances on such other account and the liabilities may not be expressed in the same currency. Our right will not be affected by your bankruptcy, death or winding-up.

Further we are also entitled without notice to you to sell any of your securities or properties held by the Bank on deposit or otherwise by way of a public or private sale without any judicial proceeding whatsoever and retain from proceeds derived therefrom the total amount remaining unpaid, including all costs, charges and expenses incidental to such sale. You will be responsible to the Bank for any deficiency whatever and however arising and will immediately on demand pay the Bank the amount of any such deficiency.

OTHER CONDITIONS

We reserve the right to apply a surcharge of 7% interest on the outstanding balances if this facility latter is not returned to us by 16 February 2003.

In terms of the floating charges, please note that insurance cover duly vested in the Bank's name should be submitted to us. The Bank reserves the right to apply a surcharge of 7% interest on outstanding facilities if notice of renewal of the insurance cover is not submitted to us within five days of expiry date, and to renew any expired insurance policies to safeguard the bank's interests and to debit your account with the relative costs.

Novel Denim Holdings Ltd should also confirm its acceptance as guarantor by signing the duplicate copy of this letter.

8) AVAILABILITY & ACCEPTANCE

a) The Facilities are subject to availability of funds as solely determined by the Bank.

b) Whilst it is our present intention that the Facilities should remain available to the Borrower until review and notwithstanding any other provision of this letter, we nevertheless reserve our right to terminate the Facilities or any part thereof at any time by notice to the Borrower in writing. On such termination, all amounts and liabilities then outstanding under the Facilities, together with accrued interest and any other sums for which the Borrower is liable under the Facilities, will be immediately due and payable without further notice or demand.

This offer is available for acceptance until 16 February 2003 and if not accepted by that date, will be deemed to have lapsed unless otherwise extended by the Bank in writing.

9) GOVERNING LAW AND JURISDICTION

The Facilities are governed by and subject to the Laws of Mauritius. You agree hereby to submit to the non-exclusive jurisdiction of the Courts of Mauritius.

We are pleased to be of assistance and shall be grateful if you could arrange for the authorised signatories of the Borrower (in accordance with the terms of the mandate given to the Bank) to sign and return to the Bank the duplicate of this Letter of Offer, to signify your confirmation as to the correctness of the security held, and your understanding and acceptance of the terms and conditions under which the Facilities are granted.

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Should you have any queries, please do not hesitate to call Mr. Afzar Ebrahim of our Corporate Banking Department.

Yours sincerely

/s/ A Ebrahim                                  /s/ N Levitt
-------------------------                      ---------------------------------
A Ebrahim                                      N Levitt
MANAGER CORPORATE BANKING                      MANAGER CREDIT & RISK MANAGEMENT

We hereby confirm our acceptance and agreement of the terms and conditions stated herein.

[ILLEGIBLE]
-------------------------                                  [ILLEGIBLE]
For and on behalf of                                       Borrower's Stamp
NOVEL GARMENTS (MTTUS) LTD

Name/s: [ILLEGIBLE]
Designation/s: FINANCIAL DIRECTOR
Date: Jan 30, 2003

[ILLEGIBLE]
Novel Denim Holdings Ltd.
(Guarantor)

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